Exhibit 99.4

BISON PIPELINE LLC

Financial statements

March 31, 2013 and 2012

(Unaudited)

BISON PIPELINE LLC

Balance Sheets

(in thousands)

	March 31, 2013	December 31, 2012
	(Unaudited)

Assets
Current assets:
Cash	$50	67
Accounts receivable	6,794	6,801
Prepaid expenses and other	540	179
Materials and supplies	5	5

Total current assets	7,389	7,052

Property, plant, and equipment:

Natural gas transmission plant	671,000	670,526

Construction work in progress	15	11

Total property, plant and equipment	671,015	670,537

Less: Accumulated depreciation	41,093	36,287

Property, plant and equipment, net	629,922	634,250

Total assets	$637,311	641,302

Liabilities and Members’ Capital

Current liabilities:
Accounts payable and accrued liabilities	$270	2,145
Demand loan payable to affiliate	17,505	14,913
Accounts payable-affiliate	395	788
Accrued taxes other than income taxes	6,822	6,779
Other	629	295

Total current liabilities	25,621	24,920

Members’ capital	611,690	616,382

Total liabilities and members’ capital	$637,311	641,302

See accompanying notes to financial statements.

BISON PIPELINE LLC

Comprative Statements of Income

( in thousands)

	Three Months Ended
	March 31,
	2013	2012
	(Unaudited)

Operating revenues	$19,729	19,940

Operating expenses:
Operation and maintenance	1,322	1,392
Depreciation and amortization	4,807	4,731
Taxes, other than income	2,784	2,733

Total operating expenses	8,913	8,856

Operating income	10,816	11,084

Other income (expense):
Interest and debt expense	(21)	(2)
Other	—	(5)

Total other expenses, net	(21)	(7)

Net income to members	$10,795	11,077

See accompanying notes to financial statements.

BISON PIPELINE LLC

Comparative Statement of Members’ Capital

(in thousands)

	Three Months Ended
	March 31,
	2013	2012
	(Unaudited)

Members’ capital, December 31, 2012 and 2011	$616,382	636,546
Distributions	(15,487)	(15,566)
Net income	10,795	11,077
Members’ capital, March 31, 2013 and 2012	$611,690	632,057

See accompanying notes to financial statements.

BISON PIPELINE LLC

Comparative Statements of Cash Flows

(in thousands)

	Three Months Ended
	March 31,
	2013	2012
	(Unaudited)

Cash flows from operating activities:
Net income	$10,795	11,077
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,807	4,731
Asset and liability changes:
Accounts receivable	7	181
Prepaid expenses and other current assets	(362)	105
Accounts payable and accrued liabilities	(59)	(211)
Accrued taxes	43	667

Net cash provided by operating activities	15,231	16,550

Cash flows from investing activities:
Capital expenditures	(2,352)	(9,993)
Net change in affiliate demand loan	2,591	8,871

Net cash provided by (used in) investing activities	239	(1,122)

Cash flows from financing activity:
Distributions to members	(15,487)	(15,566)

Net cash used in financing activities	(15,487)	(15,566)

Net change in cash and cash equivalents	(17)	(138)

Cash and cash equivalents, beginning of year	67	293

Cash and cash equivalents, end of year	$50	155

See accompanying notes to financial statements.

Bison Pipeline LLC

Notes to Financial Statements

(Unaudited)

(1)                      Description of Business

Bison Pipeline LLC, a Delaware limited liability company (“the Company”), was formed by Northern Border Pipeline Company (Northern Border) on May 27, 2008. On August 29, 2008, Northern Border sold the Company to TC Continental Pipeline Holdings Inc. (TC Continental), a direct wholly owned subsidiary of TransCanada Pipeline USA Ltd and an indirect wholly owned subsidiary of TransCanada Pipelines Limited and TransCanada Corporation. These three entities are individually, or collectively, referred to herein as “TransCanada.” TransCanada Northern Border Inc., an indirect wholly owned subsidiary of TransCanada, is the operator of the Company’s pipeline.

On April 26, 2011, TC Continental and TC Pipelines Intermediate Limited Partnership (“TCILP”) entered into a Purchase and Sale Agreement whereby TCLP acquired from TC Continental a 25% interest in Bison. On May 2, 2011, the acquisition was completed.

The Company owns an interstate natural gas pipeline that transports gas from the Powder River Basin to the Midwest markets (“Bison” or “the pipeline”).  The pipeline, which commenced commercial service on January 14, 2011, provides producers in the Powder River Basin with additional natural gas pipeline capacity to access and meet natural gas demand of the Midwest.

Bison consists of approximately 302 miles of 30-inch-diameter natural gas pipeline and related pipeline system facilities that extend northeastward from the Dead Horse Region near Gillette, Wyoming, through southeastern Montana and southwestern North Dakota where it interconnects with the Northern Border pipeline system near its Compressor Station in Morton County, North Dakota.

Bison’s design capacity is approximately 407 million cubic feet per day of natural gas.

(2)                     Basis of Presentation

These unaudited financial statements have been prepared in accordance with interim period reporting requirements. Because this is an interim period, this report does not include all the disclosures required by generally accepted accounting principles. This quarterly report should be read in conjunction with the Company’s 2012 audited financial statements, which includes a summary of the Company’s significant accounting policies and other disclosures. The Company has made all adjustments that are of a normal recurring nature to fairly present its interim period results.  Prior year amounts have been reclassified where necessary to conform to the 2013 presentation. Due to the Company’s business, information for interim periods may not be indicative of the Company’s results of operations for the entire year.

Bison Pipeline LLC

Notes to Financial Statements

(Unaudited)

(3)                      Commitments and Contingencies

(a)         Environmental Matters

The Company is not aware of any material contingent liabilities with respect to compliance with applicable environmental laws and regulations.

(b)         Other Commercial Commitments

The Company had commitments of approximately $ 1.9 million as at March 31, 2013 in connection with reclamation and restoration work associated with the construction of the pipeline.

(c)          Other

The Company is from time to time subject to other litigation incidental to its business.  The Company is not aware of any contingent liabilities that would have a material adverse effect on the Company’s financial condition, results of operations, or cash flows.

(4)                      Transactions with Affiliated Companies

(a)         Cash Management Program

The Company participates in TransCanada’s cash management program which matches short-term cash surpluses and needs of participating affiliates, thus minimizing total borrowings from outside sources. Monies advanced under the agreement are considered to be a loan, accruing interest and repayable on demand. The Company receives interest on monies advanced to TransCanada at the rate of interest earned by TransCanada on its short-term cash investments. The Company pays interest on monies advanced from TransCanada based on TransCanada’s short term borrowing costs or commercial paper rate.

At March 31, 2013 and December 31, 2012, the Company had a demand loan payable to TransCanada PipeLine USA Ltd, amounting to $17.5 million and $ 14.9 million, respectively. For the three month period ending on March 31, 2013 and 2012, the interest expense associated with the Cash Management Agreement was immaterial to the financial statements.

(b)         Affiliate Expenses

TransCanada’s subsidiaries provide capital, operating and administrative services to the Company. Costs charged to the Company are summarized in the following table in millions of dollars:

Bison Pipeline LLC

Notes to Financial Statements

(Unaudited)

	Three months ending
	March 31
	2013	2012
Costs charged by TransCanada’s subsidiaries	1.1	1.6
Impact on the Company’s net income	1.2	1.0

At March 31, 2013 and December 31, 2012, the Company owed $0.4 million and $0.8 million, respectively to these affiliates classified as accounts payable and accrued liabilities on the balance sheets.

(5)                      Subsequent events

On April 18, 2013, the Management Committee of the Company called for a cash contribution in the amount of $24.0 million from its members.  The contribution was used by the Company to repay its outstanding demand loan payable balance related primarily to original pipeline construction costs, including reclamation and restoration work. The contribution was received from the members on April 30, 2013.

On April 18, 2013, the Management Committee of the Company declared a cash distribution in the amount of $12.6 million to its members. The distribution was paid on May 1, 2013.

Management of the Company has reviewed subsequent events through May 13, 2013, the date the financial statements were issued, and concluded there were no events or transactions during this period that would require recognition or disclosure in the financial statements other than those already reflected.